Exhibit 24.1

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of Payoneer Global Inc., a Delaware corporation, hereby constitutes and appoints Scott Galit, Chief Executive Officer and Director, and Tsafi Erlich Goldman, Chief Legal & Regulatory Officer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of the undersigned a Registration Statement on Form S-8 of Payoneer Global Inc., to sign any and all amendments (including post-effective amendments) to such registration statement and any and all additional registration statements pursuant to Rules 413 or 462 of the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Goldman	Director	______September 3, 2021
Amir Goldman

/s/ John C. (Hans) Morris	Director	_____September 6, 2021
John C. (Hans) Morris

/s/ Avi Zeevi	Director	_____September 2, 2021
Avi Zeevi

/s/ Christopher (Woody) Marshall	Director	______September 2, 2021
Christopher (Woody) Marshall

/s/ Heather Tookes	Director	______September 3, 2021
Heather Tookes